EXHIBIT 23.2




New Millenium Packaging Inc.
203 Royal Poinciana Way
Palm Beach, FL 33480



INDEPENDENT PUBLIC ACCOUNTANTS




Ladies and Gentlemen:




We hereby consent to the use in this Registration Statement of New Millenium Packaging Inc. on Form SB-1 of our report dated December 15, 1999 and . on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/Durland & Company, CPAs, P.A.
Durland & Company, CPAs, P.A.



Palm Beach, Florida
February 11, 2002